Exhibit 3.329

State of Tennessee Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHARTER (For-Profit Corporation)	For Office Use Only

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1.	The name of the corporation is:

TCMC Madison – Portland, Inc.

[NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.]

2.	The number of shares of stock the corporation is authorized to issue is: 1,000

3.	The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is:

CT Corporation System

(Name)

	800 S. Gay Street, Suite 2021, Knoxville	TN 37929	Knox
(Street Address)	(City)	(State/Zip Code)	(County)

4.	List the name and complete address of each incorporator:

Dora A. Blackwood	One Park Plaza, Nashville, TN 37203
(Name)	(Include Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)

5.	The complete address of the corporation’s principal office is:

One Park Plaza	Nashville	TN/Davidson/37203
(Street Address)	(City)	(State/County/Zip Code)

6.	The corporation is for profit.

7.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

Date ____________________, ________, Time _____________________________ (Not to exceed 90 days.)

8.	Other provisions

__________________________________________________________________________________________

12/28/2005
Signature Date	Incorporator’s Signature

Dora A. Blackwood
Incorporator’s Name (typed or printed)

SS-4417 (Rev. 9/04)	Filing Fee: $100	RDA 1678

State of Tennessee Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	APPLICATION FOR REGISTRATION OF ASSUMED CORPORATE NAME	For Office Use Only

Pursuant to the provisions of Section 48.14-101(d)of the Tennessee Business Corporation Act or Section 48-54-101(d)of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

1.	The true name of the corporation is TCMC Madison - Portland. Inc.

2.	The state or country of incorporation is Tennessee

3.	The corporation intends to transact business in Tennessee under an assumed corporate name.

4.	The assumed corporate name the corporation proposes to use is Portland Medical Center

[NOTE: The assumed corporate name must meet the requirements of Section 48-14-101 of the Tennessee Business Corporation Act or Section 48-54-101 of the Tennessee Nonprofit Corporation Act]

April 3, 2006	TCMC Madison - Portland, Inc.
Signature Date	Name of Corporation

Vice President & Secretary	/s/ Dora A. Blackwood
Signer’s Capacity	Signature

Dora A. Blackwood
Name (typed or printed)

SS-4402 (Rev. 4/01)	Filing Fee: $20	RDA 1720

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